UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): July 13, 2015

ENERGOUS CORPORATION (Exact Name of Registrant as Specified in Charter)

Delaware	001-36379	46-1318953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3590 North First Street, Suite 210 San Jose, CA 95134 (Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (408) 963-0200
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 13, 2015, the Board of Directors of Energous Corporation (the “Company”) appointed Brian Sereda to serve as Vice President and Chief Financial Officer, replacing Interim Chief Financial Officer Howard Yeaton.

Mr. Sereda has held senior finance positions in a number of leading technology companies ranging from semiconductor equipment, software and consumer electronics and with extensive experience in corporate finance, capital markets and M&A. From 2011 through 2015 he was Chief Financial Officer of ActiveVideo, a developer of a software platform that enables managed service operators such as cable companies and telcos, to virtualize functions and deliver pay-TV services from the Cloud. During his tenure, he was involved in the settlement of a major IP litigation award to the Company, implemented restructurings and processes to streamline operations as the Company grew, and oversaw the eventual acquisition by Arris Group and Charter Communications in April 2015. Previously he was Chief Financial Officer for Virage Logic, a NASDAQ-listed, leading provider of semiconductor intellectual property from 2008 to 2010 (acquired by Synopsis). Prior to Virage, he was CFO for Proxim Wireless from 2006 to September 2008. Mr. Sereda received an MBA from St. Mary’s College of California and a BSBA from Simon Fraser University in Vancouver, B.C. Canada.

In connection with Mr. Sereda’s appointment as Vice President and Chief Financial Officer, the Company and Mr. Sereda executed an offer letter effective July 13, 2015 (the “Sereda Offer Letter”). Under the Sereda Offer Letter, Mr. Sereda will receive an annual base salary of $250,000 per year, and is eligible to earn an annual performance bonus of up to 75% of his then current base salary in accordance with performance objectives established by the Company’s independent compensation committee or the Board of Directors. In addition, under the Sereda Offer Letter and as an inducement to join the Company, Mr. Sereda received an inducement restricted stock unit award covering a total of 120,000 shares of common stock. This restricted stock unit award vests over a period of four years in four equal annual installments on July 13 of each of 2016, 2017, 2018 and 2019, subject to Mr. Sereda’s continued employment with the Company through each vesting date.

In the event Mr. Sereda is terminated without cause, he is entitled to (1) six months of his then-current base salary and (2) payment of COBRA premiums for up to six months.

A copy of the Sereda Offer Letter is filed with this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated herein by reference. The foregoing description of the Sereda Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Sereda Offer Letter.

Item 9.01	Financial Statements and Exhibits.

Exhibits

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGOUS CORPORATION

Dated: July 14, 2015

By:  /s/ Stephen R. Rizzone

Name: Stephen R. Rizzone

Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter, effective as of July 13, 2015, between the Company and Brian Sereda